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                                                                     EXHIBIT 3.8

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                         H&E EQUIPMENT SERVICES L.L.C.,
                      A LOUISIANA LIMITED LIABILITY COMPANY

                            DATED AS OF JUNE 17, 2002

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..............................................................1

  1.1    DEFINITIONS...............................................................1

  1.2    OTHER DEFINITIONAL PROVISIONS.............................................4

ARTICLE II ORGANIZATION OF THE COMPANY.............................................4

  2.1    FORMATION.................................................................4

  2.2    NAME......................................................................5

  2.3    PRINCIPAL PLACE OF BUSINESS...............................................5

  2.4    REGISTERED OFFICE AND REGISTERED AGENT....................................5

  2.5    TERM......................................................................5

  2.6    PURPOSES AND POWERS.......................................................5

ARTICLE III MANAGEMENT OF THE COMPANY..............................................5

  3.1    BOARD OF DIRECTORS........................................................5

  3.2    COMMITTEES OF THE BOARD...................................................7

  3.3    OFFICERS..................................................................8

  3.4    FIDUCIARY DUTIES.........................................................10

  3.5    PERFORMANCE OF DUTIES; LIABILITY OF DIRECTORS AND OFFICERS...............10

  3.6    INDEMNIFICATION..........................................................10

ARTICLE IV MEMBERS; VOTING RIGHTS.................................................11

  4.1    MEETINGS OF MEMBERS......................................................11

  4.2    VOTING RIGHTS............................................................12

  4.3    REGISTERED MEMBERS.......................................................12

  4.4    LIMITATION OF LIABILITY..................................................12

  4.5    WITHDRAWAL; RESIGNATION..................................................12

  4.6    DEATH OF A MEMBER........................................................13

  4.7    AUTHORITY................................................................13

  4.8    OUTSIDE ACTIVITIES.......................................................13

ARTICLE V UNITS; MEMBERSHIP.......................................................13

  5.1    UNITS GENERALLY; CONVERSION OF PRIOR UNITS INTO COMMON UNITS.............13

  5.2    AUTHORIZATION AND ISSUANCE OF UNITS......................................13

  5.3    UNIT CERTIFICATES........................................................13

  5.4    ISSUANCE OF UNITS........................................................14

  5.5    NEW MEMBERS FROM THE ISSUANCE OF UNITS...................................14

ARTICLE VI DISTRIBUTIONS..........................................................14

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
  6.1    GENERALLY................................................................14

  6.2    DISCRETIONARY DISTRIBUTIONS..............................................15

  6.3    INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A MEMBER.....15

ARTICLE VII BOOKS AND RECORDS.....................................................15

  7.1    GENERALLY................................................................15

  7.2    TAX STATUS...............................................................16

ARTICLE VIII DISSOLUTION AND LIQUIDATION..........................................16

  8.1    DISSOLUTION..............................................................16

  8.2    LIQUIDATION..............................................................16

ARTICLE IX TRANSFER OF UNITS......................................................18

  9.1    RESTRICTIONS.............................................................18

  9.2    GENERAL RESTRICTIONS ON TRANSFER.........................................18

  9.3    PROCEDURES FOR TRANSFER..................................................18

  9.4    LEGEND...................................................................18

  9.5    LIMITATIONS..............................................................19

  9.6    PLEDGE OF UNITS..........................................................19

ARTICLE X MISCELLANEOUS PROVISIONS................................................20

  10.1   NOTICES..................................................................20

  10.2   GOVERNING LAW............................................................20

  10.3   NO ACTION FOR PARTITION..................................................20

  10.4   HEADINGS AND SECTIONS....................................................20

  10.5   AMENDMENTS...............................................................21

  10.6   GENDER...................................................................21

  10.7   BINDING EFFECT...........................................................21

  10.8   COUNTERPARTS.............................................................21

  10.9   SEVERABILITY.............................................................21

  10.10  REMEDIES.................................................................21

  10.11  BUSINESS DAYS............................................................21

  10.12  WAIVER OF JURY TRIAL.....................................................21

  10.13  NO STRICT CONSTRUCTION...................................................21

  10.14  ENTIRE AGREEMENT.........................................................22

  10.15  PARTIES IN INTEREST......................................................22

  10.16  MERGERS AND CONSOLIDATIONS...............................................22

  10.17  TIME OF THE ESSENCE; COMPUTATION OF TIME.................................22

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EXHIBITS:

Exhibit A   Form of Joinder to Operating Agreement

SCHEDULES:

Schedule A  Officers of the Company as of June 17, 2002
Schedule B  Members Schedule as of June 17, 2002

                                       iii
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                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                          H&E EQUIPMENT SERVICES L.L.C.

     THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "AGREEMENT"), dated as of June 17, 2002, of H&E Equipment Services L.L.C., a Louisiana limited liability company (the "COMPANY"), is made among the Persons executing this Agreement and listed on the Members Schedule (as herein defined). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in
Article I.

     WHEREAS, as of August 10, 2001, John M. Engquist ("ENGQUIST"), Kristan Engquist Dunne ("DUNNE"), and BRSEC Co-Investment II, LLC, a Delaware limited liability company ("BRSEC") entered into that certain Amended and Restated Operating Agreement of the Company (the "PRIOR AGREEMENT");

     WHEREAS, as of May 30, 2002, the Company changed its name from Gulf Wide Industries, L.L.C. to H&E Equipment Services L.L.C.;

     WHEREAS, as of the date hereof, Engquist, Dunne and BRSEC contributed all of their equity interests in the Company to H&E Holdings L.L.C., a Delaware limited liability company ("H&E HOLDINGS"), and as a result of such contribution H&E Holdings has become the sole Member of the Company;

     WHEREAS, as of the date hereof, ICM Equipment Company L.L.C., a Delaware limited liability company ("ICM") and Head & Engquist Equipment, L.L.C., a Louisiana limited liability company ("OLD H&E") has merged with and into the Company, with the Company as the surviving entity;

     WHEREAS, upon execution of this Agreement, pursuant to Section 5.1 hereof, the Senior Exchangeable Preferred Units, Series A Senior Preferred Units, Senior Subordinated Preferred Units, Junior Preferred Units, Class A Common Units and Class B Common Units (as such terms are defined in the Prior Agreement) outstanding as of immediately prior to the effectiveness of this Agreement shall automatically and without further action on the part of the Member(s) be converted into one hundred (100) Common Units; and

     WHEREAS, as of the date hereof, H&E Holdings, being the sole Member of the Company as of the date hereof, desires to amend and restate the Prior Agreement in its entirety as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member(s) hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

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          "AFFILIATE" means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person.

          "BANKRUPTCY" means, with respect to a Member, that (i) such Member has
(A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Member an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties; (ii) 120 days have elapsed after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) 90 days have elapsed since the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 90 days after the expiration of such stay.

          "BCL" means the Business Corporation Law of the State of Louisiana, as the same may be amended from time to time.

          "BOARD" has the meaning set forth in Section 3.1(a).

          "CERTIFICATE" means the Articles of Organization, as such Articles of Organization may be amended, supplemented or restated from time to time.

          "COMMON UNIT" means a Unit having the rights and obligations specified with respect to "Common Units" in this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON MEMBER" means any Member who is a holder of Common Units, but solely in such Member's capacity as a holder of Common Units.

          "DIRECTORS" has the meaning set forth in Section 3.1(a).

          "FAIR MARKET VALUE" of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm's-length transaction, as determined by the Board in good faith.

          "FISCAL YEAR" means a calendar year.

          "LOUISIANA ACT" means the Limited Liability Company Law of the State of Louisiana as amended from time to time.

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          "MAJORITY IN VOTING INTEREST" means, at any time, a Member or Members which own a majority of the votes of all of the Voting Units outstanding at such time.

          "MAJORITY OF THE BOARD" means, at any time, a combination of any of the Directors constituting a majority of the votes of all of the Directors who are then elected and qualified.

          "MEMBER" means each Person identified on the Members Schedule as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the "members" (as that term is defined in the Louisiana Act) of the Company.

          "MEMBERSHIP INTEREST" means the interest acquired by a Member in the Company, including such Member's right (based on the type and class and/or series of Unit or Units held by such Member), as applicable, (A) to a distributive share of the assets of the Company, (B) to vote on, consent to or otherwise participate in any decision of the Members, and (C) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Louisiana Act.

          "PERSON" means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

          "PUBLIC OFFERING" means an underwritten public offering and sale of Common Units or any securities issued with respect to, or in exchange for Common Units pursuant to an effective registration statement under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

          "PUBLIC SALE" means any sale of Restricted Securities to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

          "RESTRICTED SECURITIES" means (A) all Units issued by the Company and
(B) any securities issued with respect to, or in exchange for, the Units referred to in clause (A) above in connection with a conversion, combination of units or shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any reorganization plan. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been Transferred pursuant to a Public Sale.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SUBSIDIARY" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company with voting securities, a majority of the total voting power of shares of stock (or units) entitled (without regard to the occurrence of any contingency) to vote in the

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election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof, or (ii) if a limited liability company without voting securities, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of such person or entity or a combination thereof. For purposes of this Agreement, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

          "TAXABLE YEAR" means the Company's taxable year ending on or about December 31 (or part thereof in the case of the Company's first and last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board (if no year is so required by Section 706 of the Code).

          "TRANSFER" means any direct or indirect sale, transfer, conveyance, assignment or other disposition.

          "TREASURY REGULATIONS" means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

          "UNIT" means a unit representing a fractional part of the Membership Interests of all of the Unitholders and shall include all types and classes and/or series of Units; provided, that any type or class or series of Unit shall have the designations, preferences and/or special rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such designations, preferences and/or special rights.

          "UNITHOLDER" means with respect to any Unit, the record holder thereof as evidenced on the Members Schedule.

          "VOTING UNITS" means the Common Units.

     1.2 OTHER DEFINITIONAL PROVISIONS. Capitalized terms used in this Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used in this Agreement in the singular shall import the plural and vice versa.

                                   ARTICLE II
                           ORGANIZATION OF THE COMPANY

     2.1  FORMATION.

          (a) The Company was formed upon the filing of the Certificate with the Secretary of State of the State of Louisiana on or about December 23, 1994, pursuant to the

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Louisiana Act. This Agreement shall constitute the "operating agreement" (as that term is used in the Louisiana Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Louisiana Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Louisiana Act, control.

          (b) Any officer of the Company as an "authorized person" within the meaning of the Louisiana Act, is hereby authorized, at any time that the applicable Member(s) have approved an amendment to the Certificate in accordance with the terms hereof, to promptly execute, deliver and file such amendment in accordance with the Louisiana Act.

     2.2 NAME. The name of the Company is "H&E Equipment Services L.L.C." or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words "Limited Liability Company", "LLC" or "L.L.C."

     2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall initially be 11100 Mead Road, Second Floor, Baton Rouge, Louisiana 70816. The Company may locate its place or places of business (including its principal place of business) and registered office at any other place or places as the Board may from time to time deem necessary or advisable.

     2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office shall be at 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809, and the name of its registered agent at such address shall be CT Corporation System.

     2.5 TERM. The term of existence of the Company shall be perpetual from the date the Certificate of Formation was filed with the Secretary of State of Louisiana, unless the Company is dissolved in accordance with the provisions of this Agreement.

     2.6 PURPOSES AND POWERS. The purposes and character of the business of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Louisiana Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Louisiana Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Louisiana.

                                   ARTICLE III
                            MANAGEMENT OF THE COMPANY

     3.1  BOARD OF DIRECTORS.

          (a) ESTABLISHMENT. There is hereby established a committee (the "BOARD") comprised of natural persons (the "DIRECTORS") having the authority and duties set forth in this

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Agreement. Each Director shall be entitled to one vote. Any decisions to be made by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company. Each Director shall be a "manager" (as that term is defined in the Louisiana Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Louisiana.

          (b) POWERS. The business and affairs of the Company shall be managed by or under the direction of the Board. All actions outside of the ordinary course of business of the Company, to be taken by or on behalf of the Company, shall require the approval of the Board.

          (c) NUMBER OF DIRECTORS; TERM OF OFFICE. The authorized number of Directors shall, as of the date hereof, be five and, thereafter, the authorized number of Directors may be increased or decreased by the Board. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by a Majority in Voting Interest and shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal. As of the date hereof, the Directors are Bruce C. Bruckmann, Harold O. Rosser, J. Rice Edmonds, Gary W. Bagley and
John M. Engquist.

               (i) A Majority in Voting Interest may remove, with or without cause, any Director and fill the vacancy. Vacancies caused by any such removal by the Members and not filled by the Members at the meeting at which such removal shall have been made or by a Majority in Voting Interest, may be filled by a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

               (ii) A Director may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason (including due to the authorization by the Board of a newly created directorship) and not filled by the Members may be filled by a majority of the votes of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

          (d) MEETINGS OF THE BOARD. The Board shall meet at such time and at such place (either within or without the State of Louisiana) as the Board may designate. Special meetings of the Board shall be held on the call of any two
(2) Directors upon at least four (4) days (if the meeting is to be held in person) or two (2) days (if the meeting is to be held by telephone communications) oral or written notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.

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               (i)   CONDUCT OF MEETINGS. Any meeting of the Directors may be
     held in person or telephonically.

               (ii) QUORUM. A Majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy.

               (iii) ATTENDANCE AND WAIVER OF NOTICE. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

               (iv) ACTIONS WITHOUT A MEETING. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by a Majority of the Board, or such greater number of the Directors that would be necessary to take such action at a validly constituted meeting of the Board.

          (e) COMPENSATION OF THE DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by a Majority in Voting Interest. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained in this Agreement shall be construed to preclude any Director (including the Chief Executive Officer) from serving the Company or any of its Subsidiaries in any other capacity and receiving compensation for such service.

          (f) CHAIRMAN OF THE BOARD. A Majority of the Board may elect any one of the Directors to be the Chairman of the Board (the "CHAIRMAN"). At any time, the Chairman, if any, can be removed from his or her position as Chairman by a Majority of the Board. The Chairman shall preside at all meetings of the Board and at all meetings of the Members at which he or she shall be present. As of the date hereof, the Chairman is Gary W. Bagley.

     3.2  COMMITTEES OF THE BOARD.

          (a) CREATION. The Board may, by resolution, designate from among the Directors one or more committees (including, but not limited to, an Audit Committee, a Nominating Committee, and a Compensation Committee), each of which shall be comprised of one or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Directors at any meeting of that committee. Any such committee, to the extent

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provided in such resolution, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the Louisiana Act or in the establishment of the committee. Any members thereof may be removed by a Majority of the Board. Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Board shall not have the authority to authorize or make a distribution to the Members or to authorize the issuance of Units.

          (b) LIMITATION OF AUTHORITY. No committee of the Board shall have the authority of the Board in reference to:

               (i) amending this Agreement, except that a committee may, to the extent provided in the resolution designating that committee or in this Agreement, exercise the authority of the Board provided in this Agreement to establish the relative rights, obligations, preferences and limitations of any type, class or Series of Preferred Units;

               (ii)  approving a plan of merger of the Company;

               (iii) recommending to the Members a voluntary dissolution of the Company or a revocation thereof;

               (iv)  filling vacancies in the Board;

               (v) fixing the compensation of any member or alternate members of such committee; or

               (vi) altering or repealing any resolution of the Board that by its terms provides that it shall not be so amendable or repealable.

     3.3  OFFICERS.

          (a) APPOINTMENT OF OFFICERS. The Board shall appoint individuals as officers ("OFFICERS") of the Company, which shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (such as a Chief Operating Officer, a Treasurer or any number of Vice Presidents) as the Board deems advisable. No officer need be a Member or a Director. An individual can be appointed to more than one office. The Board may appoint a "manager" (as that term is used in the Louisiana Act) of the Company, but, notwithstanding the foregoing, no officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement. The officers of the Company as of the date hereof are as set forth on SCHEDULE A attached hereto.

          (b) DUTIES OF OFFICERS GENERALLY. Under the direction of and, at all times, subject to the authority of the Board, the officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. In addition,

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the officers shall have such other powers and duties as may be prescribed by the
Board or this Agreement. The Chief Executive Officer and the President shall have the power and authority to delegate to any agents or employees of the Company rights and powers of officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as the Chief Executive Officer or the President may deem appropriate from time to time, in each case, unless the Board shall have previously restricted (specifically or generally) such powers.

          (c) AUTHORITY OF OFFICERS. Subject to Section 3.3(b), any officer of the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Company.

          (d) REMOVAL, RESIGNATION AND FILLING OF VACANCY OF OFFICERS. Subject to the terms and provisions of any applicable employment agreements, the Board may remove any officer, for any reason or for no reason, at any time. Any officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

          (e) COMPENSATION OF OFFICERS. The officers shall be entitled to receive compensation from the Company as determined by the Board.

          (f) CHIEF EXECUTIVE OFFICER. Under the direction of and, at all times, subject to the authority of the Board, the Chief Executive Officer shall have general supervision over the day-to-day business, operations and affairs of the Company and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the BCL. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

          (g) PRESIDENT. Under the direction of and, at all times, subject to the authority of the Board, the President shall perform such duties and exercise such powers as are incident to the office of president of a corporation organized under the BCL. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

          (h) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units, and, in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the BCL. The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer and/or the President.

          (i) SECRETARY. The Secretary shall (i) keep the minutes of the meetings of the Members and the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records; (iv) keep a register of the addresses of each Member which shall be furnished to the Secretary by such Member; (v) have general charge of the Members Schedule; and (vi) in general perform all duties incident to the office of the secretary of a corporation organized under the BCL. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer and/or the President.

     3.4 FIDUCIARY DUTIES. The Directors, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Louisiana. The officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Louisiana.

     3.5 PERFORMANCE OF DUTIES; LIABILITY OF DIRECTORS AND OFFICERS. In performing his or her duties, each of the Directors and the officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (A) one or more officers or employees of the Company; (B) any attorney, independent accountant, or other Person employed or engaged by the Company; or (C) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person's professional or expert competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 1314 of the Louisiana Act. No individual who is a Director or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an officer of the Company or any combination of the foregoing.

     3.6 INDEMNIFICATION. Notwithstanding Section 3.4, the Directors and officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by law, each Director and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys' fees and other expenses, but only to the extent that the Company's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided, that (A) such Director's or officer's course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Director or officer pursuant to this Agreement and (B) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Director or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 3.6 are intended to provide indemnification of the Directors and the officers to the fullest extent permitted by the BCL regarding a corporation's indemnification of its directors and officers and will be in addition to any rights to which the Directors or officer may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.6. Each Director's and each officer's right to indemnification pursuant to this Section 3.6 may be conditioned upon the delivery by such Director or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

                                   ARTICLE IV
                             MEMBERS; VOTING RIGHTS

     4.1  MEETINGS OF MEMBERS.

          (a) GENERALLY. Meetings of the Members may be called by the Board or by a Member or Members holding not less than 25% of the number of votes of the then outstanding Voting Units. Only Members who hold Voting Units shall have the right to attend meetings of the Members. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Louisiana as may be determined by the Board or Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Secretary of the Company of each meeting of the Members.

          (b) NOTICE OF MEETINGS OF MEMBERS. Written or printed notice stating the place, day and hour of the meeting shall be delivered not fewer than 2 days before the date of the meeting, either personally or by any written method by which it is reasonable to expect that the Members would receive such notice not later than the business day prior to the date of the meeting, to each holder of Voting Units (with a copy to the Secretary of the Company), by or at the direction of the Member(s) calling the meeting or the Board, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).

          (c) QUORUM. Except as otherwise provided herein or by applicable law, at any time, a Majority in Voting Interest, represented in person or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a Majority in Voting Interest shall be present or represented. Except as otherwise required by applicable law, resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a majority of the number of votes attributable to the Voting Units represented and entitled to vote at such meeting at which a quorum is present.

          (d) ACTIONS WITHOUT A MEETING. Unless otherwise prohibited by law, any action to be taken at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a Member or Members holding not less than a majority of the number of the votes of then outstanding Voting Units and such consent or consents are delivered to the Secretary of the Company. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of a Member or Members.

     4.2 VOTING RIGHTS. Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder, including for purposes of Article III hereof, each Member shall be entitled to one vote per Common Unit held by such Member. A Member which owns Voting Units may vote or be present at a meeting either in person or by proxy. There will be no cumulative voting in the election or removal of Directors.

     4.3 REGISTERED MEMBERS. The Company shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Louisiana.

     4.4 LIMITATION OF LIABILITY. Except as otherwise provided in the Louisiana Act in this Agreement or any other contract of the Company, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member, whether arising in contract, tort or otherwise. Except as otherwise provided in the Louisiana Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company. No Member will have any responsibility to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Louisiana Act or other applicable law.

     4.5 WITHDRAWAL; RESIGNATION. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member. So long as a Member continues to own or hold any Units, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to own or hold any Units, such Person shall no longer be a Member.

     4.6 DEATH OF A MEMBER. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members.

     4.7 AUTHORITY. No Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind the Company.

     4.8 OUTSIDE ACTIVITIES. Subject to the terms of any written agreement by any Member to the contrary, a Member may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company, and no Member shall have any duty or obligation to bring any "corporate opportunity" to the Company. Subject to the terms of any written agreement by any Member to the contrary, neither the Company nor any other Member shall have any rights by virtue of this Agreement in any business interests or activities of any Member.

                                    ARTICLE V
                                UNITS; MEMBERSHIP

     5.1 UNITS GENERALLY; CONVERSION OF PRIOR UNITS INTO COMMON UNITS. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series, with each type or class or Series having the rights and privileges, including voting rights, if any, set forth in this Agreement. All of the Senior Exchangeable Preferred Units, Series A Senior Preferred Units, Senior Subordinated Preferred Units, Junior Preferred Units, Class A Common Units and Class B Common Units (as such terms are defined in the Prior Agreement) outstanding as of immediately prior to the effectiveness of this Agreement are hereby automatically (without any further action on the part of the Member(s)) converted into one hundred (100) Common Units. The Secretary of the Company shall maintain a schedule of all Members from time to time, their respective mailing addresses and the Units held by them (as the same may be amended, modified or supplemented from time to time, the "MEMBERS SCHEDULE"), a copy of which as of the date hereof is attached hereto as SCHEDULE B. Ownership of a Unit (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting. The Membership Interests are securities governed by Title 10, Chapter 8 of the Louisiana Revised Statutes (La.R.S. 10: 8-101-8-501).

     5.2  AUTHORIZATION AND ISSUANCE OF UNITS.

          (a) COMMON UNITS. Effective as of the date hereof, the Company is hereby authorized to issue Common Units. As of the date hereof, 100 of such Common Units are outstanding as set forth on the Members Schedule (as in effect on the date hereof).

          (b) ADDITIONAL UNITS. Except as expressly provided by this Agreement, the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any Units.

     5.3  UNIT CERTIFICATES.

          (a) All Units shall be represented by certificates. Each such certificate shall be signed by an officer of the Company, certifying the number of Units owned by the holder of such Units and stating the type, class and/or Series of such Units. All certificates for each type and class or Series of Units shall be consecutively numbered or otherwise identified. The name of the Person to whom the Units represented thereby are issued, with the number, type and class or Series of Units and date of issue, shall be entered on the books of the Company and, until such Units are transferred on the books of the Company (including the Members Schedule), such Person shall be deemed to be the owner of such Units for all purposes. Units shall only be Transferred on the books of the Company (including the Members Schedule) by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Units endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. In that event, provided all other conditions to Transfer have been met, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books (including the Members Schedule).

          (b) Any officer of the Company may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate(s), such officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate(s), or his or her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     5.4 ISSUANCE OF UNITS. The Company (with the approval of the Board) shall have the right to issue any authorized but unissued Units; provided, that the Company shall not issue any Units to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section
5.5 hereof.

     5.5 NEW MEMBERS FROM THE ISSUANCE OF UNITS. In order for a Person to be admitted as a Member of the Company pursuant to the issuance of Units to such Person, such Person shall have executed and delivered to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of EXHIBIT A hereto. Upon the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Units.

                                   ARTICLE VI
                                  DISTRIBUTIONS

     6.1  GENERALLY.

          (a) Subject to Section 6.2, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including the payment of any management or administrative fees and expenses or any other obligations.

          (b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate Section 1327 of the Louisiana Act or other applicable law.

     6.2 DISCRETIONARY DISTRIBUTIONS. Subject to Section 8.2(b), available cash or other assets (taking such other assets into account at their Fair Market Value at the time of distribution) shall be distributed, at such times and in such amounts as the Board determines in its discretion, to the Common Members (pro rata based upon the number of Common Units owned by such Common Members).

     6.3 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A MEMBER. Except as otherwise provided in this Agreement, if the Company is required by law to make any payment on behalf of a Member in its capacity as such, then such Member (the "INDEMNIFYING MEMBER") will indemnify the Company in full for the entire amount paid, including interest, penalties and expenses associated with such payment. At the option of the Board, either:

          (a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member will make a cash payment to the Company in an amount equal to the full amount to be indemnified, or

          (b) the Company will reduce subsequent distributions which would otherwise be made to the Indemnifying Member until the Company has recovered the amount to be indemnified (and the amount of such reduction will be deemed to have been distributed for all purposes).

A Member's obligation to make contributions to the Company under this
Section 6.3 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 6.3, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 6.3, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company's and its Subsidiaries' effective cost of borrowed funds.

                                   ARTICLE VII
                                BOOKS AND RECORDS

     7.1 GENERALLY. The Company will keep appropriate books and records with respect to the Company's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable laws. The Members (subject to reasonable confidentiality requirements that the Board may impose) shall have such right to request and receive information concerning the Company and its affairs as is required by the Louisiana Act.

     7.2  TAX STATUS. The Company shall be taxed in accordance with Title 12,
Section 1368, of the Louisiana Revised Statutes, and the Members intend that the Company otherwise be treated as a corporation for federal, state and local income tax purposes and the Company shall file all tax returns on the basis consistent therewith.

                                  ARTICLE VIII
                           DISSOLUTION AND LIQUIDATION

     8.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up only upon the happening of any of the following events:

          (a) The sale or other disposition by the Company of all or substantially all of the assets it then owns;

          (b) Upon the election to dissolve the Company by action a Majority in Voting Interest; or

          (c) The entry of a decree of judicial dissolution under Section 1335 of the Louisiana Act; provided, that, notwithstanding anything contained herein to the contrary, no Member shall make an application for the dissolution of the Company pursuant to the Louisiana Act without the unanimous approval of the Members.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 8.2 and the Certificate shall have been canceled.

     8.2  LIQUIDATION.

          (a) LIQUIDATOR. Upon dissolution of the Company, the Board will appoint a person to act as the "LIQUIDATOR," and such person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 8.2. The Liquidator will agree not to resign at any time without 30 days' prior written notice to the Board. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 8.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 8.2. The Liquidator will receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, such compensation as the Board may approve, plus, in either case, reimbursement of the Liquidator's out-of-pocket expenses in performing its duties.

          (b) LIQUIDATING ACTIONS. The Liquidator will liquidate the assets of the Company and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

               (i) First, to the payment of the Company's debts and obligations to its creditors (including Members), including sales commissions and other expenses incident to any sale of the assets of the Company, in order of the priority provided by law.

               (ii) Second, to the establishment of and additions to such reserves as the Board deems necessary or appropriate.

               (iii) Third, to the Members in accordance with Section 6.2.

The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board deems advisable, such reserves will be distributed to the Members in accordance with Section 6.2.

          (c) DISTRIBUTION IN KIND. Notwithstanding the provisions of Section 8.2(B) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 8.2(b), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue loss to the Members, the Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.2(b), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the Fair Market Value of any property to be distributed in accordance with any valuation procedure which the Board reasonably deems appropriate.

          (d) REASONABLE TIME FOR WINDING UP. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 8.2(b) in order to minimize any losses otherwise attendant upon such winding up.

          (e) TERMINATION. Upon completion of the distribution of the assets of the Company as provided in Section 8.2(b) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate in the State of Louisiana and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Louisiana and shall take such other actions as may be necessary to terminate the Company.

                                   ARTICLE IX
                                TRANSFER OF UNITS

     9.1 RESTRICTIONS. Each Member acknowledges and agrees that such Member shall not Transfer any Unit(s) except in accordance with the provisions of this
Article IX. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such Transfer on its books or treat any purported transferee as the owner of such Unit(s) for any purpose.

     9.2  GENERAL RESTRICTIONS ON TRANSFER.

          (a) Notwithstanding anything to the contrary in this Agreement, no transferee of any Unit(s) received pursuant to a Transfer (but excluding transferees that were Members immediately prior to such a Transfer, who shall automatically become a Member with respect to any additional Units they so acquire) shall become a Member in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless the purported transferee is admitted as a Member as set forth in Section 9.3(a).

          (b) Any Member who Transfers all of his or its Units (i) shall cease to be a Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company.

     9.3 PROCEDURES FOR TRANSFER. Subject in all events to the general restrictions on Transfers contained in Sections 9.1, 9.2 and 9.5, a Member may Transfer all or any part of his or its Units in accordance with this Section 9.3.

          (a) No Transfer of Unit(s) may be completed until the prospective transferee is admitted as a Member of the Company by executing and delivering to the Secretary of the Company a written undertaken to be bound by the terms and conditions of this Agreement substantially in the form of EXHIBIT A hereto. Upon the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, such prospective transferee shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Units in the name of such prospective transferee. The provisions of this Section 9.3(a) shall not apply with respect to the Transfer of any Unit(s) to a transferee that is a Member immediately prior to such Transfer.

          (b) Unless waived by the Company, no Member may Transfer any Restricted Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 9.4(b).

     9.4  LEGEND.

          (a) The certificates representing the Units will bear the following legend:

          "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE ISSUER AND ITS MEMBERS. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) Each certificate or instrument evidencing Restricted Securities and each certificate or instrument issued in exchange for or upon the Transfer of any Restricted Securities (if such securities remain Restricted Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

Upon the request of any holder of Restricted Securities, the Company shall remove the Securities Act legend set forth above from the certificates for such Restricted Securities; provided, that such Restricted Securities are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

     9.5  LIMITATIONS.

          (a) Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred or issued by the Company if such Transfer or issuance would result in the Company having more than 100 "beneficial owners" as defined and determined by the Investment Company Act of 1940, as amended from time to time.

          (b) Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred and the Company may not issue any Unit unless such Transfer or issuance, as the case may be, shall not affect the Company's existence or qualification as a limited liability company under the Louisiana Act.

     9.6  PLEDGE OF UNITS.

          (a) Notwithstanding anything contained herein to the contrary, any Member shall have the ability to pledge any Unit(s) owned by such Member and such pledge shall not be a "Transfer" of such Unit(s) for purposes of this Agreement.

          (b) Upon the Transfer of Units owned by H&E Holdings pursuant to a pledge of such Units to a lending institution in connection with the borrowing of funds by the Company or H&E Holdings from such lending institution, without need for any further action or notice under this Agreement, the transferee of such Units shall be admitted as a Member of the Company and shall acquire all right, title and interest in such Units, including all rights under this Agreement, and H&E Holdings shall be withdrawn as a Member hereunder with respect to such Units and shall have no further right, title or interest in such Units or under this Agreement.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1 NOTICES.

          (a) All notices, requests, demands and other communications under or in connection with this Agreement shall be given to or made upon (i) any Member, at such Member's address set forth on the Members Schedule, and (ii) the Company, at 11100 Mead Road, Second Floor, Baton Rouge, Louisiana 70816,
Attention: Chief Executive Officer, with copies to Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, 29th Floor, New York, NY 10022 Attention: Bruce Bruckmann and Rice Edmonds; and Kirkland & Ellis, 153 East 53rd Street, New York, NY 10022, Attention: W. Brian Raftery, Esq.; and Taylor, Porter, Brooks & Phillips, L.L.P., 8th Floor Bank One Center, 451 Florida Street, Baton Rouge, Louisiana 70801, Attention: J. Ashley Moore, Esq. (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

          (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be deemed effectively given upon personal delivery or delivery by courier to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed as provided in Section 10.1(a).

     10.2 GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA, AND SPECIFICALLY THE LOUISIANA ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF LOUISIANA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF LOUISIANA.

     10.3 NO ACTION FOR PARTITION. No Member shall have any right to maintain any action for partition with respect to the property of the Company.

     10.4 HEADINGS AND SECTIONS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

     10.5 AMENDMENTS. Except as otherwise expressly set forth in this Agreement, the Certificate and this Agreement may be amended, supplemented or restated only upon the written consent of a Majority in Voting Interest.

     10.6 GENDER. Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural.

     10.7 BINDING EFFECT. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

     10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same agreement.

     10.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     10.10 REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Members agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     10.11 BUSINESS DAYS. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     10.12 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     10.13 NO STRICT CONSTRUCTION. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.14 ENTIRE AGREEMENT. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way. This Agreement amends and restates the Prior Agreement in its entirety.

     10.15 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of or enforceable by any third party including, but not limited to, any creditor of the Company.

     10.16 MERGERS AND CONSOLIDATIONS. Any merger or consolidation of the Company with or into another entity shall require the approval of only a Majority in Voting Interest. The approval of any such merger or consolidation as provided in the immediately preceding sentence shall be deemed to meet all of the requirements of Member approval for purposes of the Louisiana Act.

     10.17 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which commercial banks in the State of Louisiana are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                                     * * * *

     IN WITNESS WHEREOF, the undersigned, has executed this Amended and Restated Operating Agreement as of the date first written above.

                                           H&E HOLDINGS L.L.C.


                                           By: /s/ John M. Engquist
                                               ---------------------------------
                                               Name:  John M. Engquist
                                               Title: Chief Executive Officer

                                                                       EXHIBIT A
                               FORM OF JOINDER TO
                               OPERATING AGREEMENT

          THIS JOINDER to the Amended and Restated Operating Agreement of H&E Equipment Services L.L.C., a Louisiana limited liability company (the "COMPANY"), dated as of June 17, 2002, as amended or restated from time to time, by and among and the Members of the Company (the "AGREEMENT"), is made and entered into as of _________ by and between the Company and ________________ ("HOLDER"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

          WHEREAS, on the date hereof, Holder has acquired ______ Common Units from _____________ and the Agreement and the Company require Holder, as a holder of such Common Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

          1. AGREEMENT TO BE BOUND. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

          2. MEMBERS SCHEDULE. For purposes of the Members Schedule, the address of the Holder is as follows:

                    [NAME]
                    [ADDRESS]

          3. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          4. DESCRIPTIVE HEADINGS. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Operating Agreement of H&E Equipment Services L.L.C. as of the date first above written.

                                           H&E EQUIPMENT SERVICES L.L.C.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           [HOLDER]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE A

                    OFFICERS OF H&E EQUIPMENT SERVICES L.L.C.
                              (AS OF JUNE 17, 2002)

     John M. Engquist        Chief Executive Officer and President

     Terence L. Eastman      Chief Financial Officer and Assistant Secretary

     Lindsay C. Jones        Secretary and Senior Vice President, Finance

     William W. Fox          Vice President, Cranes and Earthmoving

     Robert W. Hepler        Vice President, Hi-Lift

     Kenneth R. Sharp, Jr.   Vice President, Lift Trucks

     John D. Jones           Vice President, Product Support

     Dale W. Roesener        Vice President, Fleet Management

                                                                      SCHEDULE B

                          H&E EQUIPMENT SERVICES L.L.C.
                                MEMBERS SCHEDULE
                              (AS OF JUNE 17, 2002)

                  Name and Address of Member         Common Units
             -------------------------------------  --------------
             H&E Holdings L.L.C.
             11100 Mead Road, 2nd Floor
             Baton Rouge, LA 70816
             Attention: Chief Executive Officer          100
                                                    --------------
                                 Total                   100
                                                    ==============